Exhibit 99.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24 day of June, 2014, between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Address:	9393 Towne Centre Drive, San Diego, California 92121

Premises:

That portion of the second floor of the Building consisting of approximately 17,919 rentable square feet, commonly known as (i) Suite 200 containing approximately 8,318 rentable square feet of office space (“Suite 200”), (ii) Suite 210 containing approximately 2,564 rentable square feet of office space (“Suite 210”), (iii) Suite 220 containing approximately 1,646 rentable square feet of laboratory space (“Suite 220”), (iv) Suite 240 containing approximately 2,295 rentable square feet of laboratory space (“Suite 240”), and (v) Suite 250 containing approximately 3,096 rentable square feet of office space (“Suite 250”), as shown on Exhibit A. Suite 200, Suite 210 and Suite 250 may be collectively referred to herein as the “Office Premises.”

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	Suite 200:	$1.00 per rentable square foot per month
	Suite 210:	$1.00 per rentable square foot per month
	Suite 220:	$2.55 per rentable square foot per month
	Suite 240:	$2.55 per rentable square foot per month
	Suite 250:	$1.00 per rentable square foot per month

The Base Rent amounts shown above are subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Building:  41,780 sq. ft.

Rentable Area of Project:  141,359 sq. ft.

Building’s Share of Project:  29.56%

Tenant’s Share of Operating Expenses of Building:  42.89% (5.49% attributable to Suite 240, 33.46% attributable to the Office Premises and 3.94% attributable to Suite 220)

Security Deposit:  $23,585.00

Suite 240 Target Commencement Date:  July 1, 2014

Office Premises Target Commencement Date:  February 1, 2015

Suite 220 Target Commencement Date:  February 1, 2016

Rent Adjustment Percentage:  3%

Base Term:                                                      Beginning (i) with respect to Suite 240 on the Suite 240 Commencement Date, (ii) with respect to the Office Premises on the Office Premises Commencement Date, and (iii) with respect to Suite 220 on the Suite 220 Commencement Date, and ending with respect to the entire Premises on January 31, 2018 (“Expiration Date”).

Permitted Use:            Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 79069	385 E. Colorado Boulevard, Suite 299
Baltimore, MD 21279-0840	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address	Tenant’s Notice Address
Prior to Suite 240 Commencement Date:	Following the Suite 240 Commencement Date:
9363 Towne Centre Drive, Suite 200	(except that, in each of the following, Suite 240 shall be
San Diego, California 92121	replaced with Suite 210 following the Office Premises
Attention: Chief Operating Officer	Commencement Date)
9393 Towne Centre Drive, Suite 240
San Diego, California 92121
Attention: Chief Operating Officer

With a copy to:	With a copy to:
9363 Towne Centre Drive, Suite 200	9393 Towne Centre Drive, Suite 240
San Diego, California 92121	San Diego, California 92121
Attention: Perry Johnston,	Attention: Perry Johnston,
Vice President, Legal	Vice President, Legal

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C - WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G - LANDLORD’S FURNITURE	☒ EXHIBIT H - ASBESTOS DISCLOSURE
☒ EXHIBIT I - APPROVED ALTERATIONS

1.             Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use or materially adversely affect Tenant’s parking rights set forth in Section 10.  From and after (i) the Suite 240 Commencement Date with respect to Suite 240, (ii) the Office Premises Commencement Date with respect to the Office Premises, and (iii) the Suite 220 Commencement Date with respect to Suite 220, through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2.             Delivery; Acceptance of Premises; Commencement Date.

(a)           Suite 240.  Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) Suite 240 to Tenant on or before the Suite 240 Target Commencement Date, with Landlord’s Work in Suite 240 Substantially Completed and in broom clean condition.  If Landlord fails to timely Deliver Suite 240, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver Suite 240 within 60 days of the Suite 240 Target Commencement Date for any reason other than Force Majeure delays (provided that such date may not be extended more than 60 additional days as a result of Force Majeure delays)

and Tenant Delays, this Lease may be terminated by Tenant by written notice to the Landlord, and if so terminated by Tenant:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter attached to this Lease as Exhibit C, with respect to Suite 240, the Office Premises and Suite 220, respectively.  If Tenant does not elect to void this Lease pursuant to this Section 2(a) within 5 business days of the lapse of such 60 day period (as such date may be extended by Force Majeure delays (provided that such date may not be extended more than 60 additional days as a result of Force Majeure delays) and Tenant Delays, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Suite 240 Commencement Date” shall be the earliest of:  (i) the date Landlord Delivers Suite 240 to Tenant; (ii) the date Landlord could have Delivered Suite 240 but for Tenant Delays; and (iii) the date Tenant conducts any business in Suite 240 or any part thereof.  The “Suite 240 Rent Commencement Date” shall be the date that is 4 months after the Suite 240 Commencement Date.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to Suite 240 for a period of 30 days prior to the Suite 240 Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment (“FF&E Installation”) in Suite 240, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose.  All such access shall be during normal business hours.  Any access to Suite 240 by Tenant before the Suite 240 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

For the period of 30 consecutive days after the Suite 240 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building or Building Systems (as defined in Section 13) serving Suite 240, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as set forth in the Work Letter or as otherwise set forth in this Lease:  (i) Tenant shall accept Suite 240 in its condition as of the Suite 240 Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in Suite 240; and (iii) Tenant’s taking possession of Suite 240 shall be conclusive evidence that Tenant accepts Suite 240, and that Suite 240 was in good condition at the time possession was taken.

(b)           Office Premises.  Landlord shall use reasonable efforts to Deliver the Office Premises to Tenant on or before the Office Premises Target Commencement Date, with Landlord’s Work in the Office Premises Substantially Completed and in broom clean condition.  If Landlord fails to timely Deliver the Office Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Office Premises within 90 days of the Office Premises Target Commencement Date for any reason other than Force Majeure delays (provided that such date may not be extended more than 90 additional days as a result of Force Majeure delays) and Tenant Delays, this Lease may be terminated by Tenant by written notice to the Landlord, and if so terminated by Tenant:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  If Tenant does not elect to void this Lease pursuant to this Section 2(b) within 5 business days of the lapse of such 90 day period (as such date may be extended by Force Majeure delays (provided that such date may not be extended more than 90 additional days as a result of Force Majeure delays) and Tenant Delays, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Office Premises Commencement Date” shall be the earliest of:  (i) the date Landlord Delivers the Office Premises to Tenant; (ii) the date Landlord could have Delivered the Office Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the Office Premises or any part thereof.  The “Office Premises Rent Commencement Date” shall be the date that is 4 months after the Office Premises Commencement Date.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Office Premises for a period of 30 days prior to the Office Premises Commencement Date for Tenant’s FF&E Installation in the Office Premises, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose.  All such access shall be during normal business hours.  Any access to the Office Premises by Tenant before the Office Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

For the period of 30 consecutive days after the Office Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving the Office Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

During the Term, Tenant shall have the right to use the furniture and equipment belonging to Landlord described on Exhibit G attached to this Lease and currently located within the Office Premises (“Landlord’s Furniture”).  For the avoidance of doubt, Landlord’s Furniture shall not include the conference table located in the Office Premises as of the date of this Lease.  Tenant shall have no right to remove any of Landlord’s Furniture from the Office Premises without Landlord’s prior written consent and Landlord’s Furniture shall be returned to Landlord at the expiration or earlier termination of the Term in substantially the same condition as received by Tenant, except for ordinary wear and tear and casualty.  Notwithstanding the foregoing, if, at any time during the Term, Tenant does not want to use certain items of Landlord’s Furniture, Tenant shall notify Landlord in writing of such item(s) (“Furniture Removal Notice”) and Landlord shall cause such item(s) of Landlord’s Furniture identified in the Furniture Removal Notice to be removed from the Office Premises.  The cost of the removal of such item(s) of Landlord’s Furniture shall be the responsibility of Landlord only if Tenant delivers a Furniture Removal Notice to Landlord within 10 days after the Office Premises Commencement Date.  Thereafter, the cost of the removal of such item(s) of Landlord’s Furniture shall be the responsibility of Tenant.

Except as set forth in the Work Letter or as otherwise set forth in this Lease:  (i) Tenant shall accept the Office Premises and Landlord’s Furniture in their condition as of the Office Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Office Premises or Landlord’s Furniture; and (iii) Tenant’s taking possession of the Office Premises and Landlord’s Furniture shall be conclusive evidence that Tenant accepts the Office Premises and Landlord’s Furniture, and that the Office Premises and Landlord’s Furniture were in good condition at the time possession was taken.

(c)           Suite 220.  Landlord shall use reasonable efforts to Deliver Suite 220 to Tenant on or before the Suite 220 Target Commencement Date, with Landlord’s Work in Suite 220 Substantially Completed and in broom clean condition.  If Landlord fails to timely Deliver Suite 220, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver Suite 220 within 90 days of the Suite 220 Target Commencement Date for any reason other than Force Majeure delays (provided that such date may not be extended more than 90 additional days as a result of Force Majeure delays) and Tenant Delays, this Lease with respect to Suite 220 only may be terminated by Tenant by written notice to the Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to Suite 220, except with respect to provisions which expressly survive termination of this Lease.  If Tenant does not elect to void this Lease with respect to Suite 220 pursuant to this Section 2(c) within 5 business days of the lapse of such 90 day period (as such date may be extended by Force Majeure delays (provided that such date may not be extended more than 90 additional days as a result of Force Majeure delays) and Tenant Delays, such right to void this Lease with respect to Suite 220 shall be waived and this Lease with respect to Suite 220 shall remain in full force and effect.

The “Suite 220 Commencement Date” shall be the earliest of:  (i) the date Landlord Delivers Suite 220 to Tenant; (ii) the date Landlord could have Delivered Suite 220 but for Tenant Delays; and (iii) the date Tenant conducts any business in Suite 220 or any part thereof.  The “Suite 220 Rent Commencement Date” shall be the date that is 4 months after the Suite 220 Commencement Date.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to Suite 220 for a period of 30 days prior to the Suite 220 Commencement Date for Tenant’s FF&E Installation in Suite 220, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose.  All such access shall be during normal business hours.  Any access to Suite 220 by Tenant before the Suite 220 Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

For the period of 30 consecutive days after the Suite 220 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Suite 220, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as set forth in the Work Letter or as otherwise set forth in this Lease:  (i) Tenant shall accept Suite 220 in its condition as of the Suite 220 Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in Suite 220; and (iii) Tenant’s taking possession of Suite 220 shall be conclusive evidence that Tenant accepts Suite 220, and that Suite 220 was in good condition at the time possession was taken.

(d)           General.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Suite 240 Commencement Date, the Suite 240 Rent Commencement Date, the Office Premises Commencement Date, the Office Premises Rent Commencement Date, the Suite 220 Commencement Date, the Suite 220 Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease.

Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises. Landlord’s Furniture or the Project, and/or the suitability of the Premises, Landlord’s Furniture or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises, Landlord’s Furniture or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.             Rent.

(a)           Base Rent.  Base Rent for the month in which the Suite 240 Rent Commencement Date occurs and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof (i) from and after the Suite 240 Rent Commencement Date with respect to Suite 240, (ii) from and  after the Office Premises Rent Commencement Date with respect to the Office Premises, and (iii) from and after the Suite 220 Rent Commencement Date with respect to Suite 220, in lawful money of the United States of America, by electronic transfer to Landlord or at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b)           Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) commencing on the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises, and the Suite 220 Commencement Date with respect to Suite 220, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.             Base Rent Adjustments.  Base Rent shall be increased on February 1, 2016, and thereafter on each February 1st during the Base Term (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

5.             Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises, and the Suite 220 Commencement Date with respect to Suite 220, and continuing thereafter on the first day of each month of the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized (i) with respect to Suite 240 and Suite 220, over the lesser of 7 years and the useful life of such capital items, and (ii) with respect to the Office Premises, over the useful life of such capital items (as reasonably determined by Landlord taking into consideration all relevant factors), and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent or, prior to the Suite 240 Rent Commencement Date with respect to Suite 240, the Office Premises Rent Commencement Date with respect to the Office Premises, and the Suite 220 Rent Commencement Date with respect to Suite 220, 3.0% of the Base Rent that would have been payable during such period if Tenant had been required to pay Base Rent with respect to the applicable portion of the Premises, which amount shall be equal to the Base Rent payable for the month immediately following the month in which the Suite 240 Rent Commencement Date, the Office Premises Rent Commencement Date and the Suite 220 Rent Commencement Date occur, respectively)), excluding only:

(a)           the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(b)           capital expenditures for expansion or reconfiguration of the Project;

(c)           interest, principal or any other payments under any Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)           depreciation of the Project (except for capital improvements, the cost of which are  includable in Operating Expenses (and as amortized pursuant to this Section 5);

(e)           advertising, marketing, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)            legal and other expenses incurred in the negotiation or enforcement of leases;

(g)           completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)           costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i)            salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Project) to the operation, management, maintenance or repair of the Project;

(j)            general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k)           costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l)            costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m)          penalties, fines or interest incurred as a result of Landlord’s inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n)           overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o)           costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p)           costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q)           costs incurred in the sale or refinancing of the Project;

(r)            items and services which Landlord offers selectively to one or more tenants of the Project (not including Tenant) without reimbursement;

(s)            costs of repairs directly resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties (as defined in Section 17);

(t)            any costs incurred to remove, study, test or remediate Hazardous Materials known to exist in or about the Building or the Project prior to the Suite 240 Commencement Date (provided, however, that the foregoing is in no event intended to limit Tenant’s obligations under Section 28 or Section 30 of this Lease);

(u)           the cost of installing or upgrading any utility metering for any part of the Project;

(v)           a property management fee in excess of 3% of Base Rent;

(w)          net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(x)           any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.  Landlord shall not be entitled to collect Operating Expenses from the tenants of the Project in excess of 100% of the total Operating Expenses actually incurred or accrued by Landlord nor shall Landlord be entitled to make any profit from Landlord’s collection of Operating Expenses.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.             Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of cash.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any use of all or any portion of the Security Deposit in accordance with the terms of this Lease, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.             Use.  The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  The use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the Suite 240 Commencement Date will not result in the voidance of or an increased insurance risk with respect to the insurance currently being maintained by Landlord.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible, at Landlord’s sole cost and expense (and not as an Operating Expense), for the compliance of the Premises and the Common Areas of the Project with applicable Legal Requirements (including the ADA) as of the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to the Suite 220 Commencement Date, but regardless of when such lack of compliance is discovered.  Subject to the terms of the immediately preceding sentence, following the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentence, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations.  In no event shall Tenant’s Alterations include the Tenant Improvements (as defined in the Work Letter) constructed pursuant to the Work Letter.  Notwithstanding any other provision herein to the contrary (other than the first sentence of this paragraph), Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations. For purposes of Section 1938 of the California Civil Code, as of the date of this Lease, the Project has not been inspected by a certified access specialist.

8.             Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.             Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Suite 240 Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 10 days of Tenant’s receipt of demand therefor.

10.          Parking.  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost to Tenant, to use 3 parking spaces per 1,000 rentable square feet of the Premises then being occupied by Tenant, which parking spaces shall be located in those areas of the surface parking lot and subterranean parking structure serving the Premises designated for non-reserved parking, subject in each case to Landlord’s reasonable rules and regulations (which rules and regulations shall be enforced in a non-discriminatory manner).  Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.  Notwithstanding anything to the contrary contained herein, 5 of the parking spaces in the subterranean parking structure which Tenant is entitled to use pursuant to the first sentence of this Section 10 may, at Tenant’s election, be marked as being reserved for Tenant in a manner consistent with Landlord’s program at the Project with respect to the reservation of parking spaces.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.

11.                               Utilities, Services.  Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), with respect to the Common Areas only, refuse and trash collection and janitorial services (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider.  Commencing on the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Commencing on the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  Notwithstanding anything to the contrary contained herein, commencing on the Office Premises Commencement Date through the Expiration Date, Tenant shall not be required pay more than $0.25 per rentable square foot per month for electricity provided to the Office Premises.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.  Tenant shall retain third parties reasonably acceptable to Landlord to provide janitorial services and trash collection services to the Premises and Tenant shall pay such third parties directly for such janitorial and trash collection services.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide  emergency generators with not less than the capacity of the emergency generators located in the Building as of the Suite 240 Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines.  Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services.  For purposes hereof, the term “Essential Services” shall mean the following services:  access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

12.                               Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld.  Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $20,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction.  If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Except with respect to Notice-Only Alterations, Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration for which “as-built” plans are available.

Except for any Tenant’s Property (as hereinafter defined) that does not constitute an Installation, all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means the Tenant Improvements, all other property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Tenant shall not be required to remove the Tenant Improvements (as defined in the Work Letter) at the expiration or earlier termination of the Term nor shall Tenant have the right to remove any of the Tenant Improvements at any time.  Notwithstanding anything to the contrary contained herein,  Landlord hereby consents to the removal by Tenant of the fume hood and lab bench located in Suite 240 as of the date of this Lease and reflected on Exhibit I, at Tenant’s sole cost and expense, in accordance with the terms of this Section 12.

13.                               Landlord’s Repairs.  Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof or pursuant to the fourth paragraph of each of Section 2(a), Section 2(b) and Section 2(c) of this Lease), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, assignees, sublessees, invitees and contractors (collectively, “Tenant Parties”) excluded.  Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant 2 business days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.                               Tenant’s Repairs.  Subject to Section 13 hereof (and except as set forth in the fourth paragraph of each of Section 2(a), Section 2(b) and Section 2(c) of this Lease), Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15.                               Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.                               Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises by Tenant or any Tenant Parties, or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.                               Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by

Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; include contractual liability coverage; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Tenant shall (i) provide Landlord with 30 days’ advance written notice of cancellation of such commercial general liability policy, and (ii) require Tenant’s insurer to endeavor to provide 10 days’ advance written notice of cancellation of such commercial general liability policy.  Copies of such policies (if requested  by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of  (x) the Suite 240 Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy; provided, however, that such per location endorsement shall not be required for so long as the Premises is the only location in which Tenant is conducting business.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.                               Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 45 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 60 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 60 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, any repairs or restoration Tenant wishes to have performed that are not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period.  Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable (as reasonably determined by Tenant) for the temporary conduct of Tenant’s business for the Permitted Use.  In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.                               Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                               Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                 Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 calendar days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)                                 Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)                                  Abandonment.  Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under this Lease as they come due.

(d)                                 Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)                                  Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant’s receipt of notice of any such lien is filed against the Premises.

(f)                                   Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)                                  Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.

(h)                                 Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord’s notice.

21.                               Landlord’s Remedies.

(a)                                 Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)                                 Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)                                  Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)                                     Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)                                  Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)                               The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)                               The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)                               Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)                                At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)                               Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)                              Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)                                 Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)                                 Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.                               Assignment and Subletting.

(a)                                 General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in Section 22(b) below, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)                                 Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent.  Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the reputation or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project; (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.  Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment.  In addition, notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless Tenant is prohibited from providing such notice by confidentiality or Legal Requirements in which case Tenant shall notify Landlord promptly thereafter) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if, following such assignment, the Tenant under this Lease is an entity other than Mirati Therapeutics, Inc., a Delaware corporation, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c)                                  Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)                                 No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs, tenant improvement allowances, and any design or construction fees directly related to and required pursuant to the terms of any such sublease)(“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)                                  No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)                                   Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.                               Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s actual knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.                               Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                               Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.                               Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.                               Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.                               Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat

Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (i.e., for all of the same uses permitted at the Project prior to the date of this Lease)(the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                               Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.                               Environmental Requirements.

(a)                                 Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, or (iii) any ACMs or PACMs (as such terms are defined in Section 41 below) existing in the Premises prior to the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

Except for Hazardous Material contained in products customarily used by tenants in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material in the Office Premises, or use, store, handle, treat, generate, manufacture, transport, release or dispose of any Hazardous Material in, on or from the Office Premises.

(b)                                 Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to

Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Suite 240 Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Suite 240 Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)                                 Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant.  In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)                                  Control Areas.  Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage.  As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone.  For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f)                                   Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g)                                  Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h)                                 Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.                               Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                               Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.  Landlord may erect a suitable sign on the Premises stating that the Project is available for sale and/or, during that last 9 months of the Term, that the Premises are available for lease.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use of the Premises for the Permitted Use or materially, adversely affects Tenant’s occupancy of, or access to or from, the Premises, or materially, adversely affects Tenant’s parking rights under Section 10.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.                               Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.                               Force Majeure.  Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

35.                               Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.                               Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.                               Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.                               Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.

So long as no Default has occurred under this Lease, and Tenant is leasing 100% of the Premises and has not subleased any portion of such Premises to third parties, Tenant shall, at Tenant’s sole cost and expense, have (i) the non-exclusive right to install one sign bearing Tenant’s name and logo on the monument sign serving the Project (“Monument Sign”), and (ii) the non-exclusive right to display, at Tenant’s sole cost and expense, one sign bearing Tenant’s name and logo on the building top in the same general location as the Forward Ventures sign existing as of the date of this Lease (“Building Sign”).  Tenant acknowledges and agrees that Tenant’s signage on the Monument Sign and the Building Sign including, without limitation, the size, color, type, and location shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements.  Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signage on the Monument Sign and the Building Sign, for the removal of Tenant’s signage from the Monument Sign and the Building Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal.

39.                               Community Center Amenities.

(a)                                 Generally.  Subject to the provisions of this Section 39, Landlord’s affiliate, ARE-SD Region No. 17, LLC, a Delaware limited liability company (“Torreyana Landlord”) may construct amenities at the property owned by Torreyana Landlord located at 10996 Torreyana Road, San Diego, California (“Torreyana Project”), which include, without limitation, shared conference facilities (“Shared Conference Facilities”), a fitness center and restaurant (collectively, the “Amenities”) for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of Torreyana Landlord, (e) Torreyana Landlord, (e) other affiliates of Landlord, Torreyana Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (f) the tenants of such other affiliates of Landlord, Torreyana Landlord and ARE, and (g) any other parties permitted by Torreyana Landlord (collectively, “Users”).  Landlord, Torreyana Landlord, ARE, and all affiliates of Landlord, Torreyana and ARE may be referred to collectively herein as the “ARE Parties.”  Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) Torreyana Landlord is in the preliminary phase of design and development of the Amenities and does not currently have and may not be able to obtain the governmental approvals necessary for the development and construction of the Amenities, (ii) Torreyana Landlord’s construction of the Amenities is subject to, among other things, Torreyana Landlord’s ability to obtain, on terms and conditions acceptable to Torreyana Landlord in its sole and absolute discretion, all of the governmental approvals to permit the design and construction of the Amenities, and the availability of materials and labor and all other conditions outside of Torreyana Landlord’s reasonable control, and (iii) Torreyana Landlord shall have the right, at the sole discretion of Torreyana Landlord, to construct any Amenities desired by Torreyana Landlord at the Torreyana Project but not make such constructed Amenities available for use by some or all currently contemplated Users.  Torreyana Landlord shall have the sole right to determine all matters related to the Amenities including, without limitation, relating to the design and construction thereof. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the development of any of the Amenities and that Tenant is not entering into this Lease relying on the construction and completion of the Amenities or with an expectation that the Amenities will ever be constructed or made available to Tenant.

(b)                                 License.  Following the delivery of written notice from Landlord to Tenant that the Amenities are available for use by Tenant (“Amenity Availability Notice”), if at all, and so long as the Torreyana Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Amenities for up to 45 employees of Tenant (so long as such employees are employed at the Premises) in common with other Users pursuant to the terms of this Section 39.  If Landlord delivers an Amenity Availability Notice to Tenant, Tenant shall, upon the date (“Amenities Commencement Date”) set forth in the Amenity Availability Notice, commence paying Landlord a fixed fee during the Base Term equal to $0.12 per rentable square foot of the Premises per month (“Amenities Fee”), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Amenities.  In the event that the Amenities are not constructed or if the Amenities are constructed but not made available for use by Tenant, no Amenity Availability Notice will be delivered to Tenant and Tenant shall not be required to pay the Amenities Fee.

(c)                                  Shared Conference Facilities.  Use by Tenant of the Shared Conference Facilities and restaurant at the Torreyana Project shall be in common with other Users with scheduling procedures reasonably determined by Torreyana Landlord.  Torreyana Landlord reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users.

Any vendors engaged by Tenant in connection with Tenant’s use of the Shared Conference Facilities shall be professional licensed vendors.  Torreyana Landlord shall have the right to approve any vendors utilized by Tenant in connection with Tenant’s use of the Shared Conference Facilities.  Prior to any entry by any such vendor onto the Torreyana Project, Tenant shall deliver to Landlord a copy of the contract between Tenant and such vendor and certificates of insurance from such vendor evidencing industry standard commercial general liability, automotive liability, and workers’ compensation insurance.  Tenant shall cause all such vendors utilized by Tenant to provide a certificate of insurance naming Landlord, ARE, and Torreyana Landlord as additional insureds under the vendor’s liability policies.  Notwithstanding the foregoing, Tenant shall be required to use the food service operator used by Torreyana Landlord at the Torreyana Project for any food service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, subject to casualty, and free of any debris and trash.  If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.”  Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default.  The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200.  The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.).  In addition to the foregoing, Tenant shall be responsible for reimbursing Torreyana Landlord or Landlord, as applicable, for all costs expended by Torreyana Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Amenities, or the Torreyana Project caused by Tenant or any Tenant Related Party.  The provisions of this Section 39(c) shall survive the expiration or earlier termination of this Lease.

(d)                                 Rules and Regulations.  Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at the Torreyana Project.  Tenant shall use the Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by Torreyana Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users.  The use of Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by Torreyana Landlord or the operator of the Amenities to be executed by all persons wishing to use such Amenities.  Neither Torreyana Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Amenities.  Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Amenities or the Torreyana Project.

Tenant acknowledges and agrees that Torreyana Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Amenities at the Torreyana Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities.

(e)                                  Waiver of Liability and Indemnification.  Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on the Torreyana Project.  To the extent permitted by applicable law, Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project.  Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the Torreyana Project.  The provisions of this Section 39 shall survive the expiration or earlier termination of this Lease.

(f)                                   Insurance.  As of the Amenities Commencement Date, Tenant shall cause Torreyana Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.

40.                               Right to Expand.

(a)                                 Expansion in the Building.  Tenant shall, during the Base Term, have the one-time right, but not the obligation, to expand the Premises (the “Expansion Right”) to include any Available Space in the Building upon the terms and conditions set forth in this Section.  For purposes of this Section 40(a), “Available Space” shall mean that certain portion of the Building commonly known as Suite 230, to the extent such space is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  If there is any Available Space in the Building, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of such Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Available Space.  Tenant shall be entitled to exercise its right under this Section 40 (a) only with respect to the entire Available Space described in such Expansion Notice (“Identified Available Space”).  Tenant shall have 5 days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right with respect to the Identified Available Space (“Exercise Notice”).  Tenant shall be entitled to lease such Identified Available Space upon the terms and conditions set forth in the Expansion Notice.  Tenant acknowledges and agrees that, if Tenant has delivered an Exercise Notice pursuant to this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to lease the Available Space.  Tenant acknowledges that the Term of this Lease with respect to the Identified Available Space may not be co-terminous with the Term of this Lease with respect to the original Premises. If Tenant fails to deliver an Exercise Notice to Landlord for the Identified Available Space within the required 5 day period, Tenant shall be deemed to have forever waived its rights under this Section 40(a) to lease the Identified Available Space, and Landlord shall have the right to lease the Identified Available Space to any third party on any terms and conditions acceptable to Landlord; provided, however, that Tenant’s Expansion Notice shall be restored if, within 6 months after Tenant’s election (or deemed election) not to lease the Identified Available Space, Landlord proposes to lease the Identified Available Space to a third party on economic terms that are more than 7.5% lower than the economic terms set forth in the Expansion Notice.

(b)                                 Amended Lease.  If: (i) Tenant fails to timely deliver an Exercise Notice, or (ii) after the expiration of a period of 10 days from the date Tenant gives notice accepting Landlord’s offer to lease such Identified Available Space, no lease amendment or lease agreement for the Identified Available Space has been executed, and Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the Identified Available Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease and Tenant fails to execute such Lease amendment within 10 business days following such tender, Tenant shall be deemed to have forever waived its right to lease such Identified Available Space.

(c)                                  Exceptions.  Notwithstanding the above, the Expansion Right shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i)                                     during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)                                  if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d)                                 Termination.  The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Identified Available Space, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Identified Available Space, whether or not such Defaults are cured.

(e)                                  Rights Personal.  The Expansion Right is personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(f)                                   No Extensions.  The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

41.                               Asbestos.

(a)                                 Notification of Asbestos.  Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit H.

(b)                                 Tenant Acknowledgement.  Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 41 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

MJG
Tenant’s Initials

(c)                                  Acknowledgement from Contractors/Employees.  Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services.  Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities.  Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities.  Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval.  Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit H prior to the commencement of such activities.  Nothing in this Section 41 shall be deemed to expand Tenant’s rights under this Lease or otherwise to conduct, authorize or permit any such activities.

(i)                                     Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii)                                  Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii)                               Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

42.                               Miscellaneous.

(a)                                 Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  Financial Information.  Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  So long as Tenant is a “public company”, then the foregoing requirements of this Section 42(c) shall not apply.

(d)                                 Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)                                  Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)                                   Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)                                  Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)                                 Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)                                     Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)                                    OFAC.  Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)                                 Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)                                     Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)                             No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)                                 Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)                                 Redevelopment of Project.  Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation:  (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.

(p)                                 Discontinued Use.  If, at any time following the Suite 240 Rent Commencement Date with respect to Suite 240, the Office Premises Rent Commencement Date with respect to the Office Premises and the Suite 220 Rent Commencement Date with respect to Suite 220, Tenant does not continuously operate its business in the Premises for a period of 120 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.

(q)                                 Non-Recurring Payments.  If a time frame for the payment by Tenant of a non-recurring charge, cost or expense payable by Tenant pursuant to this Lease is not set forth in this Lease, such non-recurring charge, cost or expense shall be due within 30 days after Landlord’s delivery to Tenant of written demand therefor.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Mark J. Gergen
Its:	EVP and COO

LANDLORD:

ARE-SD REGION NO. 20, LLC,
a Delaware limited liability company

By:	ARE-SD REGION NO. 20 MEMBER, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ Gary Dean
			Its:	Vice President RE Legal Affairs

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

SECOND FLOOR – 17,477 RSF

SUITE 210
MIRATI
OFFICE
PREMISES
2,564 RSF
SUITE 220
MIRATI
LAB
PREMISES
1,646 RSF
SUITE 230
BIOEDGE INC
2,898 RSF
SUITE 240
MIRATI
LAB
PREMISES
2,295 RSF
SUITE 200
MIRATI
OFFICE
PREMISES
7,876 RSF
SUITE 250
MIRATI
OFFICE
PREMISES
3,096 RSF

ALEXANDRIA.

9393 TOWNE CENTRE DRIVE

1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

LOTS 4 AND 5 OF NEXUS TECHNOLOGY CENTRE UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11876, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 7, 1987.

1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated June 24, 2014 (this “Work Letter”) is made and entered into by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated June 24, 2014 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.                                      General Requirements.

(a)                                 Tenant’s Authorized Representative.  Tenant designates Perry Johnston and Mark Gergen (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)                                 Landlord’s Authorized Representative.  Landlord designates Dan Ryan and Jenny Gardner (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)                                  Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that:  (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Dowler Gruman Architects shall be the architect (the “TI Architect”) for the Tenant Improvements.

2.                                      Tenant Improvements.

(a)                                 Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below.  Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)                                 Tenant’s Space Plans.  Landlord and Tenant acknowledge and agree that the space plan prepared by the TI Architect attached hereto as Schedule 1 (the “Space Plan”) has been approved by both Landlord and Tenant.

(c)                                  Working Drawings.  Not later than 20 business days following the mutual execution and delivery of the Lease by the parties, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plan.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 5 business days after Tenant’s receipt of the

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same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request.  Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plan, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request.  Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d)                                 Approval and Completion.  Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that Tenant shall pay all costs and expenses resulting from any such decision (to the extent that there is a deviation from the Space Plan or the TI Construction Drawings), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems.  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.                                      Performance of Landlord’s Work.

(a)                                 Definition of Landlord’s Work.  As used herein, “Landlord’s Work” shall mean (i) the work of constructing the Tenant Improvements, and (ii) the re-certification, at Landlord’s cost and expense, of the chemistry hoods located within the Premises as of the date of the Lease.  Landlord and Tenant acknowledge and agree that the Tenant Improvements shall be performed in phases.  Notwithstanding anything to the contrary contained in this Work Letter, Landlord shall cause, at Landlord’s sole cost and expense, the remediation (i) prior to the Suite 240 Commencement Date, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of Hazardous Materials (including ACMs and PACMs) discovered in Suite 240 during the construction of Landlord’s Work in Suite 240 requiring remediation, (ii) prior to the Office Premises Commencement Date, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of Hazardous Materials (including ACMs and PACMs) discovered in the Office Premises during the construction of Landlord’s Work in the Office Premises requiring remediation, and (iii) prior to the Suite 220 Commencement Date, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of Hazardous Materials (including ACMs and PACMs) discovered in Suite 220 during the construction of Landlord’s Work requiring remediation.

(b)                                 Commencement and Permitting.  Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant.  The cost of obtaining the TI Permit shall be payable by Landlord.  Tenant shall reasonably assist Landlord in obtaining the TI Permit.  If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

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(c)                                  Completion of Landlord’s Work.  Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner and in accordance with applicable Legal Requirements, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion”, or “Substantially Complete”).  Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d)                                 Selection of Materials.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion.  As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion.

(e)                                  Delivery of the Premises.  When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises.  Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”).  Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter.  Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within a reasonable period.  If, despite Landlord’s reasonable efforts, the responsible contractor fails to remedy such Construction Defect within such 30-day period, Landlord shall use reasonable efforts to remedy such Construction Defect.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne by Tenant.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f)                                   Commencement Date Delay.  Except as otherwise provided in the Lease, Delivery of Suite 240, the Office Premises and Suite 220, respectively, shall occur when Landlord’s Work in such applicable portion of the Premises has been Substantially Completed, except to the extent that completion of Landlord’s Work in such applicable portion of the Premises shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i)                                     Tenant’s Representative was not available within 3 business days to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii)                                  Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii)                               Construction of any Change Requests;

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(iv)                              Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that promptly after Landlord learns of such long lead times, Landlord informs Tenant that the requested items will require unusually long lead times;

(v)                                 Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi)                              Tenant’s delay in providing information critical to the normal progression of the Project.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii)                           Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(viii)                        Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons that continues for more than one 1 business day after Landlord’s notice thereof to Tenant.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery (absent manifest error).

4.                                      Changes.  Any changes requested by Tenant to the Tenant Improvements that are not consistent with the Space Plans or the TI Construction Drawings approved by Landlord and Tenant shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a)                                 Tenant’s Request For Changes.  If Tenant shall request changes to the Tenant Improvements that are not consistent with the Space Plans or the TI Construction Drawings (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid for by Tenant to the extent actually incurred, whether or not such change is implemented).  Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete.  Any such delay in the Substantial Completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b)                                 Implementation of Changes.  If Tenant:  (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted.  Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

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5.                                      Costs.

(a)                                 Cost of Tenant Improvements.  The Budget attached hereto as Schedule 2 (“Budget”) is based upon the Space Plan.  Except as otherwise provided in this Work Letter, Landlord shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the TI Construction Drawings and the Space Plan, all costs set forth on the Budget and Landlord’s out-of-pocket expenses (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay for the purchase of any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling infrastructure or equipment, processing piping, movable lab tables, glass washers, autoclaves, biosafety cabinets or freezers.

(b)                                 Excess TI Costs.  Tenant acknowledges and agrees that Landlord shall have no responsibility for any costs arising from or related to Tenant’s changes to the Space Plan or to the TI Construction Drawings approved by Tenant and Landlord, Tenant Delays and the cost of Changes (collectively, “Excess TI Costs”).  Upon Landlord’s request from time to time, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the Excess TI Costs. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. Funds deposited by Tenant shall be disbursed to pay Excess TI Costs. If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the Excess TI Costs deposited by Tenant, Landlord shall promptly return such undisbursed Excess TI Costs.  Notwithstanding anything to the contrary set forth in this Work Letter, Tenant shall be fully and solely liable for Excess TI Costs.

6.                                      Tenant Access.

(a)                                 Tenant’s Access Rights.  Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Suite 240 Commencement Date with respect to Suite 240, the Office Premises Commencement Date with respect to the Office Premises and the Suite 220 Commencement Date with respect to Suite 220, to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord.  Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance that Tenant is required to obtain pursuant to the Lease is in full force and effect.  Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b)                                 No Interference.  Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c)                                  No Acceptance of Premises.  The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord

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harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7.                                      Miscellaneous.

(a)                                 Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)                                 Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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Schedule 1

Space Plan

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Schedule 2 Budget Prepared By: Project Manager: Jim Liston Company: Prevost Construction Address: 400 S. Sierra, Suite 201 City, State, Solana Beach, CA 92075 Phone: 858-764-6769 E-mail: Jim@Prevostconstruction.com Architect: McFarlane Addenda’s: None Other Documents Plans titled “Mirati Pricing Plan” We are pleased to quote the following labor, equipment, and materials in accordance with the plans and specifications listed above. This proposal is subject to exclusions that may be listed below. Scope of work for the project to be constructed as depicted in the plans and details as described herein: ESTIMATE DETAIL PROPOSAL Proposal Date: 6/4/2014 Prevost Project Number: E6644 Project Information: Owner/Tenant: AREE Owner Contact: Jenny Gardner Project Name: AREE - 9393 TCD Mirati Project Address: 9393 Towne Cente Drive City, State, Zip: San Diego, CA Owner Phone: (858)368-4121 Plans Dated: 3/17/2014 Project Duration: 6 Estimate Version v.1.2 Weeks Project SF 14,799 Estimated Proposal Details Code Description Qty Units Unit Price Extended Cost $/sf 1000 2000 2220 General Conditions 1 Lump Sum $26,270.00 $1.78 Includes all General Contractor direct labor for project management, supervision and administrative costs required to complete Job Site Requirements: 1 Lump Sum $5,507.00 $0.37 Includes all site requirements that are required to complete this project. Permits Excluded 2500 Technical and Field Requirements Final Cleaning $2,078.30 $0.14 2040 Final Clean - Non lab areas only 11876 Square Feet $0.175 $2,078.30 2041 Seal & Wax Floors included 2510 Special Inspections $- $- Excluded - By Owner Excluded 2580 Traffic Control/Barricades $225.00 $0.02 Daily cone-off construction area on parking 15 Days $15.00 $225.00 Garage top level 2600 Site Work 2640 Demolition: $8,844.35 $0.60 Demolition of all carpeting 11443 Square Feet $0.45 $5,149.35 Selective demolition of existing 1 Lump Sum $3,695.00 $3,695.00 Improvements per plan, approximate 180’ of walls, 8 window openings, I door opening, and 1690 SF of acoustic ceilings 2800 Consultants 2820 Architectural Design $- $- Excluded - By Owner Excluded 2860 Structural Engineering $- $- Excluded - By Owner Excluded 2880 MEP Engineering $- $- Included in CSI divisions Elsewhere 6300 Millwork $- $- 3,250.00 $- P:\O PROJECT MANAGEMENT\OO BIDDING JOBS\E6644 - AREE Mirati Test Fit\Estimate\AREE-9393 TCD, Mirati Estimate v.1.2, Email JG, 6.4.24 Page 1 of 5 Copyright 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Proposal Details Code Description Qty Units unit Price Extended Cost $/sf Allowance Provided and install plastic laminate base and upper casework and plastic laminate countertop in (1) coffee area 10 Linear Feet $325.00 $3,250.00 8000 Doors & Windows: 8200 Doors and Interior Window Frames $7,054.00 $0.48 Window Frames - Provide and install in Timely frames, standard colors, in each of (8) locations per plan. 3’-0” full vision lite wood door at conference room, factory finished to match existing 3’-0” * 8’-0” Frame (5’-0” to 6’-0”) * 8’-0” Frame (8’-0” to 8’-8”) * 8’-0” Frame (20 lite sidelite 10’-0”*8’-0” Frame (3) Lite sidelite 16’-0”*8’-0” (3) lite sidelite 1 Each $1,375.00 $1375.00 1 Each $279.00 $279.00 3 Each $540.00 $1,620.00 2 Each $720.00 $1400.00 1 Each $900.00 $900.00 1 Each $1,440.00 $1,440.00 8800 Glass & Glazing $4,324.50 $0.29 1/4” tempered glass installed in new Timely frames with vertical mullions at 4’-0” on center 558 Square Feet $7.75 $4,324.50 Conference room glazing might be more appropriately changed to a Herculite system with full glass door, additional cost to provided if chosen Information 8950 Specialty Glass $1,200.00 $0.08 Window film on interior glass side-lites, Allowance offices, executive offices, conference rooms 8 Allowance per location $150.00 $1,200.00 9000 Finishes: 9250 Metal Studs & Drywall $ 3,960.00 $ 0.27 Reframe 8 openings for new windows and 8 Each $195.00 $ 1,560.00 door, patch and repair as required Scar patch and repair intersection walls that 1 Lump Sum $2,400.00 $ 2,400.00 were removed per demolition 9400 Ceiling Systems $ 6,800.00 $ 0.46 Rework or replace acoustic ceilings in areas 1700 Square Feet $4.00 $ 6,800.00 where walls have been removed. Match existing material as closely as possible, assume Armstrong "Dune 2712", second look, 2' x 2' tegular ceiling on 15/16" grid system 9450 Flooring $ 40,794.75 $ 2.76 See attached Drawing that identifies locations for each floor covering Furnish and install broadloom carpet- 12015 Square Foot $3.00 $ 36,045.00 Material and installation is allowed at $27 square yard to include floor prep and vinyl base [5% waste factor included) Refinish existing hardwood floors in lobby 739 Square Foot $4.75 $ 3,510.25 area Install new hardwood floors at expanded 134 Square Foot $9.25 $ 1,239.50 lobby area Further evaluation is needed to determine if Information the existing hardwood can be matched. If not allow $2,620, to remove existing and replace with carpeet P:\0 PROJECT MANAGEMENT\00 BIDDING JOBS\E6644 - AREE Mirati Test Fit\Estimates\AREE- 9393 TCD, Mirati Estimatev.1.2, Email JG, 6.4.14 Page 2 of 5 Copyright 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Proposal Details Code Description Qty Units Unit Price Extended Cost $sf 9900 Painting $14,059.05 $0.95 One cost primer, two costs finish - Last cost over carpet (Walls & Hardlids) with accent wall (3) max. Gloss in labs, semi gloss in offices 1799 Square Foot $0.95 $ 14,059.05 1000. Specialties: 10500 Fire Extingushers & Cabinets $650.00 $0.04 Semi-recessed Stainless Steel door with #10 fire extinguisher 2 Each $325.00 $650.00 11000 Equipment: 11900 Lab Equipment $- $- All lab equipment is excluded Excluded 12000 Furnishings: 12600 Window Coverings $1,500.00 $0.10 Allowances Allowance to repair or replace missing or broken window coverings 1 Allowance $1500.00 $1500.00 12700 Furniture Systems $- $- All furniture systems and / or cubicles are excluded Excluded 13000 Special Construction: 13250 Security Systems $- $- Excluded Excluded 13300 Access Control $3500.00 $0.24 Allowance Allowance for Access control hardware and system for lobby double door 1 Allowance $3,500.00 $3,500.00 13350 File Alarms/Life Safety Systems $- $- No modifications to existing code minimum monitoring system have been included (Excludes Flow and Tamper, assumed to be existing) Excluded 13700 Fire Sprinklers $2,500.00 $0.17 Allowance Modify existing fire sprinkler system by adding or relocating heads, includes design and permit to NFPA standards 1 Allowance $2,500.00 $2,500.00 15000 Mechanical; 15100 HVAC $10,000.00 $0.68 Allowance Remove and reinstall supply and return vents at removed ceilings, rebalance office area as required, no new zones nor equipment is anticipated 1 Lump Sum $10,000.00 $10,000.00 15400 Plumbing Fixtures & Equipment $4,000.00 $0.27 Allowance Add(1) coffee bar sink and garbage disposal, includes core to POC for waste on floor below and vent connection above grid 1 Lump Sum $4,000.00 $4,000.00 16000 Electrical 16100 Electrical Systems $7,500.00 $0.51 Allowance Scope of work is assumed to be removal and reinstallation of light fixtures in areas where ceilings are removed. Reworking of switching as required by new floor plan at rempoved walls 1 Allowance $7,500.00 $7.500.00 $- 16600 Voice & Data Cable $- $- $ Copyright ©2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc. P:\0 PROJECT MANAGEMENT\00 BIDDING JOBS\E664 - AREE Mirati Test Fit\Estimates\AREE-9393 TCD, Mirati Estimatev.1.2, Email JG, 6.4.14

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Proposal Details Code Description Qty Units Unit Price Extended Cost $/sf Excluded Excluded COST OF CONSTRUCTION $154,016.95 $10.41 17000 Contingencies: 17001 Contractor Contingency $7,700.85 $0.52 Contractor Contingency to be utilized as described below 5% Lot $7,700.85 17002 Project Contingency $- $- By Owner Excluded $- SUBTOTAL $161,717.80 INSURANCE $1,633.51 $0.11 OVERHEAD & FEE $7,250.58 $0.49 TOTAL PROJECT COST $170,601.89 $11.53 Contingency Fund: Included in the Guaranteed Maximum Price is a contingency fund in the amount shown above of the sub total of the cost of Construction. This contingency fund shall be administered jointly by the Owner and the Contractor, neither of which shall unreasonably withhold approval. This fund is not to be used for changes in the scope or for upgrades in the quality of the work as reflected in the Construction Documents. The fund is intended to be used for additional work costs necessary to complete the project which relate to necessary work about which the Contractor had no knowledge and would not reasonably be expected to have knowledge, based on the standard of performance applied generally to general contractors engaged on comparable projects, at the time Contractor and Owner agree upon the Guaranteed Maximum Price. In general, the fund is to be used for coordination of items necessary for a completed building and Inadvertently missed. Examples include items not shown on the Plans and Specifications that cause a “gap” between Contractor’s and Subcontractor’s work, and items that are improperly coordinated or are impractical in the plans and specifications and must be modified at a cost. VOLUNTARY ALTERNATES Cost Insurance Fee Total If plans are submitted to building department after Title 24 requirements are enforced add, as an ALLOWANCE, $3.50 per square foot for electrical changes that may be require (14,799×$3.50) $51,965.00 $524.90 $2,329.84 $54,820 QUALIFICATIONS, CLARIFICATIONS & JOB SPECIFIC EXCLUSIONS 1. Carefully note specific exclusion in each CSI line item description above 2. Close-out as-builts will be delivered on a CD  in PDF format. If a CADD version if as-builts are required, an additional cost will be required. GENERAL EXCLUSIONS 1.01 - Architectural design, MEP and structural engineering unless specifically listed in the proposal above. 1.02 - Building permits and plan check fees unless specifically listed in te proposal above. 1.03 - Costs incurred by plan changes made by Building Department Officials or other Governing Agencies. 1.04 - Municipal Construction & Demolition Recycling Program Deposits. As well as refunds for unrecoverable deposits as a result of not meeting recycle goals. 1.05 - Schedule delays caused by a lack of a building permit. 1.06 - Barricades, pedestrian control, traffic control, traffic control in the public right of way. 1.07 - ADA upgrades to the restroom facilities, parking lots and walkways. 1.08 - Costs of performance of payment bonds. 1.09 - Special inspections unless specified above as included. 1.10 - Overtime and weekend labor unless specifically noted above. 1.11 - Hidden conditions and conditions that are not viable or indicated on plans. 1.12 - Any type of work at existing conditions shown to remain. 1.13 - Mold, fungus and other hazardous material remediation unless specifically included above. 1.14-Furniture moving and installation. 1.15-Building or site security. 1.16-Final keying and lock smith work. 1.17-Code upgrades to the existing ceiling suspension system. 1.18-Major floor preparation. 1.19-Relocation of existing fire sprinkler main or branch line piping. Repairs to any existing system deficiencies, such as earth quake bracing, etc. 1.20-Installation of a new or modification to an existing back flow preventer. 1.21-Hydraulic calculations. 1.22-Code upgrades to the existing mechanical, electrical and plumbing system above the suspended ceiling. 1.23-Repairs to the existing HVAC System. P:\0 PROJECT MANAGEMENT\00 BIDDING JOBS\E6644 - AREE Mirati Test Fit\Estimate\AREE-9393 TCD, Mirati Estimate v.1.2, Email JG, 6.4.14 Page 4 of 5 Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Proposal Details Code Description Qty Units unit Price Extended Cost $/sf 1.24 - Air balance of existing areas not affected by construction. 1.25 - Voice and data communications cabling. 1.26 - Audio Visual equipment and cable. 1.27 - ANY WORK NOT SPECIFICALLY LISTED ABOVE. P:\0 PROJECT MANAGEMENT\00 BIDDING JOBS\E6644 - AREE Mirati Test Fit\Estimates\AREE- 9393 TCD, Mirati Estimatev.1.2, Email JG, 6.4.14 Page 5 of 5 Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this           day of                  ,        , between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated                   ,            (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Suite 240 Commencement Date is                         ,           , the Suite 240 Rent Commencement Date is                     ,           , the Office Premises, Commencement Date is                         ,           , the Office Premises Rent Commencement Date is                         ,          , the Suite 220 Commencement Date is                      ,           , the Suite 220 Rent Commencement Date is                            ,           , and the termination date of the Base Term of the Lease shall be midnight on                          ,           .  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-SD REGION NO. 20, LLC,
a Delaware limited liability company

By:	ARE-SD REGION NO. 20 MEMBER, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

		By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

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EXHIBIT E TO LEASE

Rules and Regulations

1.                                      The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                      Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                      Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                      Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                      If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                      Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                      Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                      Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                      Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                               Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.                               Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

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EXHIBIT G TO LEASE

LANDLORD’S FURNITURE

Description	Dimensions (l x d x h)	Quantity

Reception Area
reception desk	145”	1
3-drawer slim filing cabinet w/crescant handles	28 x 18	1
black leather couch	60”	1
round side tables	24”	3
light wood chairs		4
rug	10’ x 10’	1
lamp		1
supply room shelves	1 - 84 x 48, 1 - 84 x 40	2

Library
desk	72 x 31	1
round side table	22”	1
bookshelves (stacked)	68 x 36	4
bookshelves (stacked)	38 x 36	4

Large Conference Room
credenza (marble top w/shelves)	10’	1
conference room table	16’	1

Small Conference Room
white board easel	6’	1
credenza w/shelves	10.5’	1
conference room table	8’	1

Breakroom
round grey table	42”	1
black chairs		4

Workroom
island workstation	65”	1
beige plastic stools		2
4-drawer metal cabinets	42 x 21	4

Filing Cabinets
2-drawer slim filing cabinet (light wood)	14 x 19.5 x 27	3
2-drawer slim rolling filing cabinet (light wood)	14 x 16 x 24	7
2-drawer wide filing cabinet (light wood)	29.5 x 19.5 x 27	8
3-drawer slim filing cabinet (light wood)	14 x 19.5 x 27	8

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Description	Dimensions (l x d x h)	Quantity

3-drawer tall filing cabinet (light wood)	29.5 x 19.5 x 39	5
3-drawer long filing cabinet (dark wood)	36 x 24 x 37.5	12
4-drawer tall filing cabinet (light wood)	29.5 x 19.5 x 51	6
5-drawer tall filing cabinet (light wood)	29.5 x 19.5 x 64	1
2-drawer extra-wide filing cabinet (light wood)	36 x 25 x 28.5	1

Bookcases
3-shelf light wood bookcase	36 x 15 x 45	1
4-shelf dark wood bookcase	36 x 15 x 68	1

Chairs
blue fabric rolling		14
black fabric mesh		15
black leather rolling		24
guest blue/grey		10
guest light brown		5
guest basketweave dark/red wood		3
guest beige leather arm chair		1
guest light blue fabric w/ light wood arms		3
guest light blue fabric arm chair		1

Tables
round light wood meeting table	36”	1

Cubicles/workstations		9

Office Desk (u-shaped)	72 x 110 x 108	8
Office Desk (u-shaped)	84 x 110 x 110	1

Partner dark/red wood desk	72 x 36	1
Partner dark/red wood l-shaped desk	100 x 100	1
Partner 5-shelf dark/red wood bookcase	36 x 15 x 74	2
Partner round dark/red wood meeting table	36”	1

Partner dark/light wood desk	73 x 31	1
Partner dark/light wood wall unit/desk	160 x 27 x 93	1
Partner dark/light wood credenza	68 x 22 x 33	1
Partner oval dark wood table	48”	1
Partner round nesting tables (light/dark wood)	20” & 18”	2

Partner light wood l-shaped desk	70 x 66	1
Partner light wood v-shaped desk	72 x 30	1

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Description	Dimensions (l x d x h)	Quantity

Partner light credenza w/ 6-drawers	71 x 20 x 49	1
Partner light wood wardrobe cabinet	37 x 20 x 75	1
Partner glass round side table	24”	1
Partner glass & wood round side table	26”	1
Partner rectangular glass coffee table	48”	1
Partner beige couch	7’	1

Excludes:
Stan’s brown/red leather couch and chair; glass coffee table, wood side table
Ivor’s whole office
All wall art/pictures

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EXHIBIT H TO LEASE

ASBESTOS DISCLOSURE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Building in accordance with California Code of Regulations, title 8, section 1529 and Section 25915 et. seq. of the California Health and Safety Code.

Historically, asbestos was commonly used in building products used in the construction of buildings across the country.  Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation.  Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

An asbestos survey of the Building has not been conducted.  Based on the 1986 construction date of the building, ACMs are not expected to be present with the possible exception of flooring, mastic, and roofing materials.

Because ACMs and PACMs may be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”).  The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building.  The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs.  Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices.  ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled.  This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases.  However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers.  In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at our office located at 4660 La Jolla Village Drive, Suite 725, San Diego, CA 92122.

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EXHIBIT I TO LEASE

APPROVED ALTERATIONS

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